UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia		30701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2026, Mohawk Industries, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) approved the appointment of Paul F. De Cock as Chief Executive Officer of the Company and as a Director on the Company’s Board, effective September 30, 2026 (the “CEO Transition Date”). Mr. De Cock will succeed Jeffrey S. Lorberbaum, who will retire from his role as CEO of the Company at that time, and continue to serve as Chairman of the Board.

Mr. De Cock, age 53, currently serves as President and Chief Operating Officer of the Company, a position he has held since February 2025, and Interim President – Flooring Rest of the World, a position he has held since February 2026. Mr. De Cock previously served as President of the Company’s Flooring North America segment from November 2018 to February 2025. Prior to his promotion to President - Flooring North America, Mr. De Cock served as President - Unilin Flooring from 2008 to 2018 and as President - Unilin North America from 2006 to 2008. He served in various leadership roles within Unilin Group from 1997 until 2005, when the Company acquired Unilin Group.

In connection with his appointment, Mr. De Cock will receive an annualized base salary of $1,267,000 and participate in the Company’s annual cash bonus and long-term equity incentive plans. His target annual cash bonus opportunity will be equal to 125% of his annual base salary, with a payout range of 60% to 200% of target based on performance. He will also receive a sign-on equity award of 30,000 restricted stock units, which will vest ratably on the first, second and third anniversary of the grant date.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. De Cock and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Mr. De Cock has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the leadership changes described in Item 5.02 above, dated June 11, 2026, is furnished as Exhibit 99.1 to this Form 8-K. The information set forth in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Mohawk Industries, Inc. Press Release dated June 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: June 11, 2026	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel